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                                                                   EXHIBIT 10.48

                               NOVATION AGREEMENT

         THIS NOVATION AGREEMENT (the "Agreement") is made effective as of 21st day of March, 2003, by and among Grant Geophysical, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Parent Company"); Grant Geophysical (Int'l), Inc., a wholly-owned subsidiary of the Company, organized and existing under the laws of the State of Texas (the "Subsidiary Company"); and Richard J. Dunlop (the "Employee").

                                   WITNESSETH

         WHEREAS, the Parent Company on behalf of itself and any of its subsidiaries which entered into that certain Employment Agreement by and between the Parent Company and certain un-named subsidiaries and the Employee, first effective as of August 1, 2001 (the "Employment Agreement");

         WHEREAS, the Parent Company is a holding company that operates through its subsidiary entities, including, but not limited to, the Subsidiary Company;

         WHEREAS, the Employee is employed by and primarily performs services for the Subsidiary Company, and from time to time, performs services for the benefit of the Parent Company and its other subsidiaries;

         WHEREAS, the parties hereto are now desirous of clarifying the relationship as regards to the Employment Agreement, clearly identifying the contractual parties thereto and it is the intent of the Subsidiary Company to continue to employ the Employee on the same terms and conditions as set forth in the Employment Agreement;

         WHEREAS, the Parent Company, the Subsidiary Company and the Employee now desire to confirm and clarify in the Employment Agreement that Employee is employed by the Subsidiary Company and the Subsidiary Company now desires to accept and assume the assignment of the financial obligations and any and all other obligations of the Parent Company arising under the Employment Agreement;

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, including the assignment of the financial obligations and any and all other obligations of the Parent Company pursuant to the Employment Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. NOVATION. The Parent Company and the Subsidiary Company hereby agree to substitute the Subsidiary Company as a party to the Employment Agreement, in place of and substitution for, the Parent Company.

         2. ACCEPTANCE. The Subsidiary Company hereby agrees to the substitution, assumes and agrees to pay, perform and discharge in due course any and all financial and other

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obligations and other liabilities of the Parent Company arising under the
Employment Agreement, subject to the provisions of the Employment Agreement.

         3. EMPLOYEE. The Employee hereby consents to the substitution of the Subsidiary Company for the Parent Company under the Employment Agreement pursuant to the terms, conditions and capacities set forth in the Employment Agreement. Further, the Employee hereby confirms and affirmatively agrees to remain bound by the Employment Agreement in accordance with the terms and conditions thereunder and that Employee's rights and obligations, including, but not limited to, the benefits described therein and the applicable effective dates set forth in the Employment Agreement shall remain in full force and effect.

         4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the respective successors and assigns of the Parent Company and the Subsidiary Company.

         5. RELEASE. The Subsidiary Company and the Employee hereby release, acquit and forever discharge the Parent Company of and from all obligations and other liabilities of any kind or character, whether known or unknown, liquidated or unliquidated, fixed or contingent, formerly existing, now existing or that might arise hereafter, under the Employment Agreement.

         6. GOVERNING LAW. This Agreement is being made and executed in and is intended to be performed in the State of Texas and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Texas, to the exclusion of any laws, substantive or otherwise which would direct the law of any other jurisdiction to be applicable hereto.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the dates set forth below in multiple counterparts, each of which shall be deemed an original, to be effective as of the date first set forth above.

GRANT GEOPHYSICAL, INC.                        GRANT GEOPHYSICAL (INT'L), INC.

By: /s/ RICHARD F. MILES                       By: /s/ A. MARIZZA GLANCEY
    -------------------------------                -----------------------------
    Richard F. Miles                               A. Marizza Glancey
Its: President and CEO                         Its: Corporate Secretary

Date: March 21, 2003                           Date: March 21, 2003

EMPLOYEE

/s/ RICHARD J. DUNLOP
------------------------------------
Richard J. Dunlop

Date: 21st March, 2003
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